Exhibit 99.1

American Physicians Capital, Inc. Shareholders Approve Proposals at Annual Meeting

EAST LANSING, Mich.--(BUSINESS WIRE)--May 5, 2009--American Physicians Capital, Inc. (APCapital) (NASDAQ:ACAP) today announced the reelection of three directors: Billy B. Baumann, R. Kevin Clinton and Larry W. Thomas, each with terms expiring in 2012. Shareholders today also ratified the appointment of BDO Seidman, LLP as independent registered public accountants for the fiscal year-ending December 31, 2009.

Both proposals were approved at APCapital’s 2009 Annual Meeting of Shareholders, which was held today at 8:30 a.m. EDT at APCapital’s corporate headquarters in East Lansing, Michigan.

American Physicians Capital, Inc. is a regional provider of medical professional liability insurance focused primarily in the Midwest and New Mexico markets through American Physicians Assurance Corporation and its other subsidiaries. Further information about the companies is available on the Internet at http://www.apcapital.com.

CONTACT:
American Physicians Capital, Inc.
Ann Storberg, Investor Relations
(517) 324-6629